Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS THIRD QUARTER FISCAL YEAR 2016 RESULTS

•	Adjusted earnings per share of $0.89, up 34.8%; GAAP diluted earnings per share of $0.89, up 30.9%

•	Adjusted operating margin of 13.3%; GAAP operating margin of 13.2%

•	Gross new business wins of $999 million; net book-to-bill ratio of 1.33; backlog at $5.7 billion

•	Service revenue of $527.1 million, up 5.0%; constant currency revenue growth of 5.4%

BOSTON, April 27, 2016 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the third quarter of Fiscal Year 2016, which ended on March 31, 2016.

“I am pleased with PAREXEL's solid third quarter,” said Chairman and Chief Executive Officer Josef H. von Rickenbach. “The Company achieved revenue in line with its expectations, healthy growth in new business awards and backlog, substantial profitability improvement, and robust diluted EPS growth. Strong gross new business wins of nearly $1 billion contributed to a net book-to-bill of 1.33. Backlog grew 9.1% year-over-year to $5.7 billion. Profitability improvement across the Company reflected the benefits of our Margin Acceleration Program (MAP).

“We believe the Company is poised for a successful finish to Fiscal Year 2016, including realization of our MAP objectives,” Mr. von Rickenbach continued. “Looking to Fiscal Year 2017 and beyond, we intend to continue building our leadership position in our core businesses and to invest in adjacent areas to serve the world’s biopharmaceutical, medical device, and diagnostics companies more broadly. We will also continue our efforts to increase our profitability by offering our customers value-added services and improving our operational efficiency.”

Third Quarter Fiscal Year 2016 Results

For the three months ended March 31, 2016, PAREXEL’s service revenue increased 5.0% to $527.1 million, compared with $502.0 million in the prior year period. Income from operations as reported under Generally Accepted Accounting Principles (GAAP) totaled $69.7 million, or 13.2% of service revenue, in the third quarter of Fiscal Year 2016, as compared with $54.2 million, or 10.8% of service revenue, in the comparable quarter of the prior year. GAAP diluted net income for the quarter totaled $47.9 million, or $0.89 per diluted share, compared with $37.7 million, or $0.68 per diluted share, for the quarter ended March 31, 2015. GAAP diluted earnings per share in the quarter increased 30.9% year-over-year.

The financial results of the March quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. PAREXEL’s service revenue increased by 5.4% on a constant currency basis to $527.1 million, compared with the prior year period. Excluding the acquisitions of Health Advances and QSI, revenue increased by 2.9% on a constant currency basis, compared to the prior year. Adjusted operating income in the third quarter of Fiscal Year 2016 was $70.0 million, or 13.3% of service revenue. Adjusted operating income in the third quarter of Fiscal Year 2015 was $54.1 million, or 10.8% of service revenue. Adjusted net income was $47.9 million, or $0.89 per diluted share in the quarter ended March 31, 2016, and was $36.9 million, or $0.66 per diluted share in the quarter ended March 31, 2015. Adjusted diluted earnings per share grew in the quarter 34.8% year-over-year.

On a segment basis, service revenue for the third quarter of Fiscal Year 2016 was $402.8 million in Clinical Research Services (CRS), $49.9 million in PAREXEL Consulting (PC), and $74.4 million in PAREXEL Informatics (PI).

Nine Month Fiscal Year 2016 Results

For the nine months ended March 31, 2016, service revenue was $1,557.7 million versus $1,493.0 million in the prior year period, an increase of 4.3%. GAAP operating income for the current nine-month period was $159.8 million, or 10.3% of service revenue, compared with $160.6 million, or 10.8% of service revenue in the prior year period. GAAP net income for the nine months ended

March 31, 2016 was $112.2 million, or $2.06 per diluted share, compared with $113.6 million, or $2.04 per diluted share, in the prior year period.

The financial results of the first nine months in the current and prior Fiscal Year each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. PAREXEL’s service revenue increased by 5.9% on a constant currency basis to $1,557.7 million for the nine months ended on March 31, 2016 compared to the prior year period. Excluding the acquisitions of Health Advances and QSI, revenue increased by 4.0% on a constant currency basis, compared to the prior year. Adjusted operating income was $193.7 million, or 12.4% of service revenue for the nine months ended March 31, 2016, compared with $159.9 million or 10.7% of service revenue for the nine months ended on March 31, 2015. Adjusted net income for the nine months ended March 31, 2016 was $135.6 million, or $2.49 per diluted share, compared with $111.6 million, or $2.00 per diluted share, in the comparable prior-year nine-month period.

New Business and Backlog

Backlog as of March 31, 2016 was $5.7 billion, an increase of 9.1% year-over-year. The reported backlog included gross new business wins in the third quarter of $999 million, cancellations of $299 million, and a negative impact from foreign currency exchange rates of $3 million. The net book-to-bill ratio was 1.33 in the quarter.

Forward-looking Guidance

The Company issued forward-looking guidance for the fourth quarter of Fiscal Year 2016 (ending June 30, 2016) and updated its guidance for revenue and EPS for Fiscal Year 2016 as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 4/27/16	Guidance Issued 1/27/16
Q4 FY 2016 Revenue	$528 - $538 million	N/A
Q4 FY 2016 GAAP EPS	$0.87 - $0.95	N/A
Q4 FY 2016 non-GAAP EPS*	$0.89 - $0.97	N/A

FY 2016 Revenue	$2.085 - $2.095 billion	$2.085 - $2.115 billion
FY 2016 GAAP EPS	$2.93 - $3.01	$2.97 - $3.15
FY 2016 non-GAAP EPS*	$3.38 - $3.46	$3.40 - $3.58

*Adjusted diluted EPS guidance for Fiscal Year 2016 excludes various items, as detailed in a table contained within this release.

Additional Information

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to nor a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s third quarter Fiscal Year 2016 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, April 28, 2016 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International third quarter Fiscal Year 2016 earnings conference call.

A presentation of third quarter Fiscal Year 2016 results, as well as certain trended financial information, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q3 Financial Results and Trended Information.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services company, providing a broad range of expertise-based clinical research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 82 locations in 51 countries around the world, and had approximately 18,450 employees in the third quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including from the restructuring charge disclosed in the press release dated June 23, 2015; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisition of Health Advances, LLC, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:
Ingo Bank, Senior Vice President and Chief Financial Officer
Investor Relations, PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

Ronald Aldridge, Senior Director of Investor Relations
Investor Relations, PAREXEL International
Ron.Aldridge@PAREXEL.com
+ 1-781-434-4753

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Service revenue	$527.1	$502.0	$1,557.7	$1,493.0
Reimbursement revenue	84.3	74.4	243.1	232.1
Total revenue	611.4	576.4	1,800.8	1,725.1
Costs and expenses:
Direct costs	337.8	338.0	1,013.5	984.1
Reimbursable out-of-pocket expenses	84.3	74.4	243.1	232.1
Selling, general and administrative	97.1	88.6	289.4	286.4
Depreciation	18.4	17.9	54.3	51.6
Amortization	5.9	3.4	17.3	10.5
Restructuring (benefit) charge	(1.8)	(0.1)	23.4	(0.2)
Total costs and expenses	541.7	522.2	1,641.0	1,564.5
Income from operations	69.7	54.2	159.8	160.6
Other (expense) income, net	(2.6)	(0.5)	(4.6)	2.2
Income before income taxes	67.1	53.7	155.2	162.8
Provision for income taxes	19.2	16.0	43.0	49.2
Effective tax rate	28.6%	29.7%	27.7%	30.2%
Net income	$47.9	$37.7	$112.2	$113.6

Earnings per common share:
Basic	$0.91	$0.69	$2.09	$2.07
Diluted	$0.89	$0.68	$2.06	$2.04
Shares used in computing earnings per common share:
Basic	52.9	54.9	53.7	54.8
Diluted	53.6	55.8	54.5	55.8

Balance Sheet Information
(in millions)	March 31, 2016	March 31, 2015	June 30, 2015
Billed accounts receivable, net	$558.3	$447.3	$460.6
Unbilled accounts receivable, net	304.7	258.4	262.2
Deferred revenue	(471.9)	(423.0)	(414.0)
Net receivables	$391.1	$282.7	$308.8

Cash and cash equivalents	$209.7	$295.4	$207.4
Working capital	$479.4	$447.1	$352.5
Total assets	$2,092.6	$1,798.8	$1,865.0
Short-term borrowings	$12.8	$5.0	$8.9
Long-term debt	$557.9	$380.0	$348.2
Stockholders' equity	$601.1	$603.8	$665.3

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	March 31, 2016				March 31, 2015
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$337.8	$(1.8)	(a)	$336.0	$338.0	$—		$338.0
Gross profit	$189.3	$1.8		$191.1	$164.0	$—		$164.0
Selling, general and administrative	$97.1	$(0.3)	(b)	$96.8	$88.6	$—		$88.6
Restructuring (benefit) charge	$(1.8)	$1.8	(c)	$—	$(0.1)	$0.1	(e)	$—
Income from operations	$69.7	$0.3		$70.0	$54.2	$(0.1)		$54.1
Other expense, net	$(2.6)	$—		$(2.6)	$(0.5)	$—		$(0.5)
Income before income taxes	$67.1	$0.3		$67.4	$53.7	$(0.1)		$53.6
Provision for income taxes	$19.2	$0.3	(d)	$19.5	$16.0	$0.7	(d)	$16.7
Net income	$47.9	$—		$47.9	$37.7	$(0.8)		$36.9
Diluted earnings per common share	$0.89	$—		$0.89	$0.68	$(0.02)		$0.66
Effective tax rate	28.6%			28.9%	29.7%			31.2%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(c) Severance, facility costs and changes in estimates related to the Margin Acceleration Program
(d) Tax effect on non-GAAP adjustments
(e) Decrease in facility-related charges associated with restructuring plans

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Nine Months Ended				Nine Months Ended
	March 31, 2016				March 31, 2015
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$1,013.5	$(1.8)	(a)	$1,011.7	$984.1	$—		$984.1
Gross profit	$544.2	$1.8		$546.0	$508.9	$—		$508.9
Selling, general and administrative	$289.4	$(8.7)	(b)	$280.7	$286.4	$0.5	(e)	$286.9
Restructuring charge (benefit)	$23.4	$(23.4)	(c)	$—	$(0.2)	$0.2	(f)	$—
Income from operations	$159.8	$33.9		$193.7	$160.6	$(0.7)		$159.9
Other (expense) income, net	$(4.6)	$—		$(4.6)	$2.2	$0.1	(g)	$2.3
Income before income taxes	$155.2	$33.9		$189.1	$162.8	$(0.6)		$162.2
Provision for income taxes	$43.0	$10.5	(d)	$53.5	$49.2	$1.4	(d)	$50.6
Net income	$112.2	$23.4		$135.6	$113.6	$(2.0)		$111.6
Diluted earnings per common share	$2.06	$0.43		$2.49	$2.04	$(0.04)		$2.00
Effective tax rate	27.7%			28.3%	30.2%			31.2%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(c) Severance, facility costs and changes in estimates related to the Margin Acceleration Program
(d) Tax effect on non-GAAP adjustments
(e) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(f) Decrease in facility-related charges associated with restructuring plans
(g) Accelerated amortization of deferred financing fees related to credit facility modification

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended		Three Months Ended
(in millions)	March 31, 2016		March 31, 2015
CRS
Service revenue	$402.8		$401.3	(a)
% of total service revenue	76.4%		79.9%
Gross profit	$131.7		$116.5	(a)
Gross margin % of service revenue	32.7%		29.0%

PC
Service revenue	$49.9		$33.5	(a)
% of total service revenue	9.5%		6.7%
Gross profit	$21.7		$15.5	(a)
Gross margin % of service revenue	43.5%		46.3%
Adjusted gross profit	$23.5	(b)	$15.5
Adjusted gross margin % of service revenue	47.1%		46.3%

PI
Service revenue	$74.4		$67.2
% of total service revenue	14.1%		13.4%
Gross profit	$35.9		$32.0
Gross margin % of service revenue	48.3%		47.5%

Total service revenue	$527.1		$502.0
Total gross profit	$189.3		$164.0
Gross margin % of service revenue	35.9%		32.7%
Adjusted gross profit	$191.1	(b)	$164.0
Adjusted gross margin % of service revenue	36.3%		32.7%

Quarterly Supplemental Financial Data
Service revenue	$527.1		$502.0
Reimbursement revenue	84.3		74.4
Investigator fees	89.1		101.2
Gross revenue	$700.5		$677.6

Days sales outstanding	51		38

Capital expenditures	$23.5		$22.0

(a) Effective July 1, 2015, the operating results of HERON™ and PAREXEL Medical Communications are included in the CRS segment. These service lines were previously reported within the PC segment. For the three months ended March 31, 2016, we disclosed the reportable segments on this basis and the prior period was retroactively revised to reflect this presentation change.

(b) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Nine Months Ended		Nine Months Ended
(in millions)	March 31, 2016		March 31, 2015
CRS
Service revenue	$1,220.1		$1,179.9	(a)
% of total service revenue	78.3%		79.0%
Gross profit	$387.1		$357.9	(a)
Gross margin % of service revenue	31.7%		30.3%

PC
Service revenue	$130.6		$114.6	(a)
% of total service revenue	8.4%		7.7%
Gross profit	$61.4		$54.4	(a)
Gross margin % of service revenue	47.0%		47.5%
Adjusted gross profit	$63.2	(b)	$54.4
Adjusted gross margin % of service revenue	48.4%		47.5%

PI
Service revenue	$207.0		$198.5
% of total service revenue	13.3%		13.3%
Gross profit	$95.7		$96.6
Gross margin % of service revenue	46.2%		48.7%

Total service revenue	$1,557.7		$1,493.0
Total gross profit	$544.2		$508.9
Gross margin % of service revenue	34.9%		34.1%
Adjusted gross profit	$546.0	(b)	$508.9
Adjusted gross margin % of service revenue	35.1%		34.1%

(a) Effective July 1, 2015, the operating results of HERON™ and PAREXEL Medical Communications are included in the CRS segment. These service lines were previously reported within the PC segment. For the nine months ended March 31, 2016, we disclosed the reportable segments on this basis and the prior period was retroactively revised to reflect this presentation change.

(b) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures for Guidance Issued on April 27, 2016
Certain Line Items
(Unaudited)

(in millions, except per share data)	Guidance for the Three Months Ending				Guidance for the Twelve Months Ending
	June 30, 2016				June 30, 2016
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs		$(1.6)	(a)			$(3.4)	(a)
Gross profit		$1.6				$3.4
Selling, general and administrative		$—				$(8.7)	(b)
Restructuring expense		$—				$(23.4)	(c)
Income from operations		$1.6				$35.5
Other income (expense), net		$—				$—
Income before income taxes		$1.6				$35.5
Provision for income taxes		$0.6	(d)			$11.1	(d)
Net income		$1.0				$24.4
Diluted earnings per common share	$0.87-$0.95	$0.02		$0.89-$0.97	$2.93-$3.01	$0.45		$3.38-$3.46

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(c) Severance, facility costs and changes in estimates related to the Margin Acceleration Program
(d) Tax effect on non-GAAP adjustments